Exhibit 99.1

GreenSky, Inc. Reports Second Quarter Financial Results

Record Transaction volume of $1.3B, up 36%

Record Revenue of $106M, up 28%

Record Net income of $41M

Record Adjusted EBITDA of $52M, Adjusted EBITDA margin of 49%

Atlanta, August 7, 2018,  GreenSky, Inc. (“GreenSky” or the “Company”) (NASDAQ: GSKY), a leading financial technology company Powering Commerce at the Point of SaleSM,  today announced financial results for its second fiscal quarter ended June 30, 2018.

“GreenSky is off to a great start as a public company as we continue to expand our ecosystem of merchants, consumers and bank partners,” said David Zalik, President and CEO of GreenSky.  “Our singular focus on accelerating commerce was evidenced by a 36 percent increase in transaction volume from our growing network of home improvement merchants and elective health care providers. We also reached an important milestone with quarterly revenue and adjusted EBITDA of well over $100 million and $50 million, respectively, for the first time in GreenSky’s history.”

Financial highlights for the second quarter 2018(1):

•                  Revenue grew 28.3 percent to $105.7 million from $82.4 million in the second quarter of 2017.

•                  GAAP Net income was $40.8 million and reflects tax expense on the portion of GreenSky’s earnings attributable to the C-corporation ownership for the 38 days of the second quarter that the Company was a public entity. A prior period comparison is not meaningful.

•                  Pro forma Net income was $33.5 million, or $0.18 per diluted share, and represents all of GreenSky’s enterprise earnings for the period, net of tax at an assumed effective tax rate of 22.3 percent.

•                  Adjusted EBITDA increased by 28 percent to $52.1 million from $40.8 million in the second quarter of 2017. As a percentage of revenue, Adjusted EBITDA was 49 percent for both periods.

•                  As of June 30, 2018, unrestricted cash totaled $236.6 million.

Business metrics for the second quarter 2018:

	Q2 2018	Q2 2017	Growth
Active Merchants	13,440	9,279	45%
Transaction Volume ($ millions)	$1,318	$970	36%
Cumulative Consumer Accounts	1,896,710	1,312,374	45%
Origination Productivity Index(2)	22.3%	22.1%	n/m
Loan Servicing Portfolio ($ millions)	$6,253	$4,433	41%

(1)  Pro forma Net Income and Adjusted EBITDA are non-GAAP measures.  Refer to “Non-GAAP Financial Measures” for important additional information.

(2)  This index captures future net cash flows to be generated related to the subject quarter’s originations, expressed as a percentage of the quarters’ dollar originations. Refer to the Q2 2018 Supplemental Financial Presentation for additional information.

Business update

The Company announced yesterday that it has entered into a comprehensive strategic alliance with American Express (NYSE:AXP) whereby (i) American Express will enable eligible U.S. merchants that accept American Express to access the Company’s digital loan technology platform to drive incremental sales by offering their qualifying customers installment loan options to finance large purchases at the point of sale, (ii) GreenSky and American Express will jointly pilot an American Express funded direct-to-consumer digital installment loan offering to select American Express Card Members initially in the home improvement category located in five U.S. markets, and (iii) GreenSky will obtain access to American Express vPayment, a virtual payments solution used to facilitate purchases via virtual account numbers issued to approved customers.

2018 Financial Guidance

Based on the Company’s performance through the end of the second quarter and current market conditions, GreenSky expects the following for full-year 2018:

•                  Transaction volume to increase between 35 and 41 percent to between $5.1 and $5.3 billion.

•                  Revenue to increase between 34 and 37 percent to between $433 and $445 million.

•                  Adjusted EBITDA to grow between 20 and 25 percent to a range of $192 and $199 million.

•                  Pro forma Net Income in the range of $121 to $125 million, or $0.64 to $0.66 per diluted share, assuming an effective tax rate of 22.3 percent and weighted average shares outstanding of 189.2 million.

We have not reconciled Adjusted EBITDA, Pro forma Net Income and Pro forma Net Income per diluted share to their GAAP equivalents as a result of the uncertainty regarding, and the potential variability of, reconciling items such as the income tax expenses of GreenSky, Inc. and share-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. It is important to note that the actual amount of such reconciling items would have a significant impact if they were included in our Adjusted EBITDA, Pro forma Net Income and Pro forma Net Income per diluted share. However, we have provided a reconciliation of GAAP to non-GAAP historical metrics in tables at the end of this release.

See “Non-GAAP Financial Measures” for important additional information.

Conference call and webcast

As previously announced, the Company’s management will host a conference call to discuss second quarter 2018 results at 8:00 a.m. EDT today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, can be accessed through the company’s Investor Relations website at http://investors.greensky.com.  A replay of the webcast will be available within 2 hours of the completion of the call and will be archived at the same location for one year.

About GreenSky, Inc.

GreenSky, Inc. (NASDAQ: GSKY) is a leading technology company Powering Commerce at the Point of SaleSM for a growing ecosystem of merchants, consumers and banks. Our highly scalable, proprietary technology platform enables over 13,000 merchants to offer frictionless promotional payment options to consumers, driving increased sales volume and accelerated cash flow. Banks leverage GreenSky’s technology to provide loans to super-prime and prime consumers nationwide. Since our inception, approximately 1.9 million consumers have financed over $13 billion of commerce using our paperless, real time “apply and buy” technology. GreenSky is headquartered in Atlanta, Georgia. For more information, visit https://www.greensky.com.

Forward-Looking Statements

This press release contains forward-looking statements that reflect our current views with respect to, among other things, our operations and financial performance; growth in our ecosystem of merchants, consumers and bank partners; and strategic relationships (including with American Express). You generally can identify these statements by the use of words such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These risks and uncertainties include those risks described in our filings with the Securities and Exchange Commission and include, but are not limited to, risks related to our ability to retain existing, and attract new, merchants and bank partners; our future financial performance, including trends in revenue, cost of revenue, gross profit or gross margin, operating expenses, and free cash flow; changes in market interest rates; increases in loan delinquencies; our ability to operate successfully in a highly regulated industry; the effect of management changes; cyberattacks and security vulnerabilities in our products and services; and our ability to compete successfully in highly competitive markets.  The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Non-GAAP Financial Measures

This press release presents information about the Company’s Pro Forma Net Income and Adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  We use Adjusted EBITDA to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that Adjusted EBITDA provides useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management in connection with financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in evaluating our financial performance and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

These non-GAAP measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP.  These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of other GAAP financial measures.  The non-GAAP measures GreenSky uses may differ from the non-GAAP measures used by other companies.  A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measure is provided below for each of the fiscal periods indicated.

Contacts:

Investor Relations

Rebecca Gardy

404-334-7334

Rebecca.gardy@greensky.com

Media

media@greensky.com

(tables follow)

GreenSky, Inc.

Consolidated Balance Sheets (unaudited)

(Dollars in thousands, except share data)

	June 30, 2018	December 31, 2017

Assets
Cash	$236,629	$224,614
Restricted cash	142,542	129,224
Loan receivables held for sale, net	43,489	73,606
Accounts receivable, net	20,424	18,358
Related party receivables	335	218
Property, equipment and software, net	8,518	7,848
Deferred tax assets, net	301,358	—
Other assets	5,401	9,021
Total assets	$758,696	$462,889

Liabilities, Temporary and Permanent Equity (Deficit)
Liabilities
Accounts payable	$6,342	$6,845
Accrued compensation and benefits	6,451	7,677
Other accrued expenses	1,077	1,606
Finance charge reversal liability	107,047	94,148
Term loan	387,979	338,263
Tax receivable agreement liability	255,823	—
Related party liabilities	825	1,548
Other liabilities	39,612	38,841
Total liabilities	$805,156	$488,928
Commitments, Contingencies and Guarantees
Temporary Equity
Redeemable preferred units	—	430,348
Permanent Equity (Deficit)
Class A common stock, par value of $0.01 and 57,650,251 shares issued and outstanding at June 30, 2018 and 0 shares issued and outstanding at December 31, 2017	576	—
Class B common stock, par value of $.001 and 128,983,353 shares issued and outstanding at June 30, 2018 and 0 shares issued and outstanding at December 31, 2017	129	—
Additional paid-in capital	15,373	(554,906)
Retained earnings	5,482	98,519
Noncontrolling interest	(68,020)	—
Total permanent equity (deficit)	(46,460)	(456,387)
Total liabilities, temporary and permanent equity (deficit)	$758,696	$462,889

GreenSky, Inc.

Consolidated Statements of Operations (unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue
Transaction fees	$90,197	$71,452	$161,137	$126,373
Servicing and other	15,507	10,968	29,893	21,384
Total revenue	105,704	82,420	191,030	147,757
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	33,765	23,193	69,895	46,492
Compensation and benefits	15,585	13,167	31,928	25,597
Sales and marketing	1,038	339	1,866	572
Property, office and technology	3,137	2,754	5,859	5,280
Depreciation and amortization	1,067	909	2,037	1,875
General and administrative	4,074	4,226	8,247	8,006
Related party expenses	230	493	813	1,004
Total costs and expenses	58,896	45,081	120,645	88,826
Operating profit	46,808	37,339	70,385	58,931
Other income/(expense), net
Interest income	1,482	1,594	2,802	2,531
Interest expense	(5,787)	(110)	(11,378)	(174)
Other gains/(losses)	(93)	(230)	(795)	(684)
Total other income/(expense), net	(4,398)	1,254	(9,371)	1,673
Income before income tax expense	42,410	38,593	61,014	60,604
Income tax expense	1,594	—	1,594	—
Net income	$40,816	$38,593	$59,420	$60,604
Less: Net income attributable to noncontrolling interests	35,266	N/A	53,870	N/A
Net income attributable to GreenSky, Inc.	$5,550	N/A	$5,550	N/A

Earnings per share of Class A common stock:
Basic	$0.10	N/A	$0.10	N/A
Diluted	$0.09	N/A	$0.09	N/A

GreenSky, Inc.

Consolidated Statements of Cash Flows (unaudited)

(Dollars in thousands)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities
Net income	$59,420	$60,604
Adjustments to reconcile net income to net cash provided by/(used in) operating activities
Depreciation and amortization	2,037	1,875
Provision for bad debt expense	1,225	508
Share-based compensation expense	2,851	1,574
Equity-based payments to non-employees	8	198
Non-cash rent expense	(193)	(181)
Amortization of debt related costs	840	75
Fair value change in assets and liabilities	201	—
Original issuance discount on term loan payment	(10)	—
Deferred tax expense	1,594	—
Changes in assets and liabilities:
(Increase)/decrease in loan receivables held for sale	29,896	(40,982)
(Increase)/decrease in accounts receivable	(3,070)	(2,531)
(Increase)/decrease in related party receivables	182	106
(Increase)/decrease in other assets	3,619	(1,659)
Increase/(decrease) in accounts payable	(1,217)	9,211
Increase/(decrease) in finance charge reversal liability	12,899	8,255
Increase/(decrease) in related party liabilities	(1,044)	(607)
Increase/(decrease) in other liabilities	366	3,710
Net cash provided by/(used in) operating activities	109,604	40,156

Cash flows from investing activities
Purchases of property, equipment and software	(2,707)	(1,985)
Net cash used in investing activities	(2,707)	(1,985)

Cash flows from financing activities
Proceeds from IPO, net of underwriters discount and commissions	954,845	—
Purchases of GreenSky Holdings, LLC units	(901,833)	—
Purchases of Class A common stock	(53,012)	—
Issuances of Class B common stock	129	—
Redemptions of GreenSky Holdings, LLC units prior to Reorganization Transactions	(496)	—
Proceeds from term loan	399,000	—
Repayments of term loan	(350,115)	—
Member distributions	(127,640)	(55,283)
Equity option exercises prior to Reorganization Transactions	339	15
Payment of IPO related expenses	(2,749)	—
Payment of equity transaction expenses, prior to Reorganization Transactions	(32)	—
Payment of debt issuance costs	—	(361)
Net cash provided by/(used in) financing activities	(81,564)	(55,629)

Net increase/(decrease) in cash and restricted cash	25,333	(17,458)
Cash and restricted cash at beginning of period	353,838	228,114
Cash and restricted cash at end of period	$379,171	$210,656

Supplemental non-cash investing and financing activities
Equity transaction costs accrued but not paid	$1,106	$—
Distributions accrued but not paid	11,493	—

Reconciliation of Adjusted EBITDA (unaudited)

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$40,816	$38,593	$59,420	$60,604
Interest expense	5,787	110	11,378	174
Tax expense (1)	1,740	100	1,806	172
Depreciation and amortization	1,067	909	2,037	1,875
Equity-related expense (2)	1,854	1,078	2,859	1,772
Fair value change in servicing liabilities (3)	85	—	201	—
Non-recurring transaction expenses (4)	759	—	1,882	—
Adjusted EBITDA	$52,108	$40,790	$79,583	$64,597

(1)         Includes non-corporate tax expense. Non-corporate tax expense is included within general and administrative expenses in our Unaudited Consolidated Statements of Operations. Prior to the IPO and Reorganization Transactions we did not have any corporate income tax expense.

(2)         Includes equity-based compensation to employees and directors, as well as equity-based payments to non-employees.

(3)         Includes the non-cash impact of the initial recognition of servicing liabilities and subsequent fair value changes in such servicing liabilities during the periods presented.

(4)         Non-recurring transaction expenses include certain costs associated with the Company’s IPO, which were not deferrable against the proceeds of the IPO. Further, certain costs related to the Company’s March 2018 term loan upsizing were expensed as incurred, rather than deferred against the balance of the term loan, and therefore are being added back to net income given the non-recurring nature of these expenses.

Reconciliation of Pro Forma Net Income (unaudited)

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$40,816	$38,593	$59,420	$60,604
Non-recurring transaction expenses (1)	759	—	1,882	—
Incremental pro forma tax expense (2)	(8,038)	(8,611)	(12,439)	(13,522)
Pro Forma Net Income	$33,537	$29,982	$48,863	$47,082

(1)         Non-recurring transaction expenses include certain costs associated with the Company’s IPO, which were not deferrable against the proceeds of the IPO. Further, certain costs related to the Company’s March 2018 term loan upsizing were expensed as incurred, rather than deferred against the balance of the term loan, and therefore are being added back to net income given the non-recurring nature of these expenses.

(2)         This adjustment represents the incremental tax effect on net income, adjusted for non-recurring transaction expenses, assuming that all consolidated net income was subject to corporate taxation for the periods presented. For the three months ended June 30, 2018 and 2017, we assumed effective tax rates of 22.3% and 22.3%, respectively. For the six months ended June 30, 2018 and 2017, we assumed effective tax rates of 22.3% and 22.3%, respectively.

Reconciliation of Diluted EPS to Pro forma EPS (unaudited)

(Dollars in thousands, except share data)

for the three months ended

Quarter Ended June 30, 2018

Diluted EPS	$0.09
Net income prior to IPO (1)	0.11
Tax effect of net income prior to IPO (2)	(0.02)
Pro forma Diluted EPS (3)	$0.18

Weighted average shares outstanding diluted	188,889,922

(1)         Represents net income earned during Q2 2018, prior to the IPO, of $19,609 divided by weighted average shares outstanding on a fully diluted basis.

(2)         We assumed a tax rate of 22.3%.

(3)         Pro-forma Diluted EPS recalculates to $0.18. “Net income prior to IPO” was rounded up for footing purposes. Non-recurring transaction expenses were excluded from the reconciliation because the per share effect was less than $.01.